UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2013

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (248) 960-9009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENTOF A REGISTRANT.

On June 17, 2013, Rockwell Medical, Inc. (the “Company”) and its wholly owned subsidiary, Rockwell Transportation, Inc. (together with the Company, the “Borrower”), entered into a Loan and Security Agreement, dated as of June 14, 2013 (the “Loan Agreement”), with Hercules Technology III, L.P. (“Hercules”).  Pursuant to the Loan Agreement, the Company has borrowed $20 million.   Proceeds from the loan are intended to be used to fund the Company’s clinical trials and for general corporate purposes.

The loan will mature and become due on December 1, 2016, subject to adjustment as provided below, and will bear interest at the greater of (i) 12.50% plus the prime rate as reported in The Wall Street Journal minus 3.25%, or (ii) 12.50%.  The Borrower will be required to make only monthly interest payments through May 31, 2014 (or August 31, 2014 if Borrower meets primary end points for both Phase 3 trials for its SFP drug prior to December 15, 2013).  If the interest only period is extended, the maturity date for the loan will be extended to March 1, 2017.  Monthly principal and interest payments will be due on the loan following the interest only period through the maturity date. The loan may be prepaid at any time after June 14, 2014 without penalty.  The Company paid a fee of $0.2 million at closing and is required to pay a fee of $1.1 million upon any prepayment or at maturity.  The loan will also mature and become due upon a change in control of the Company.

In connection with the loan, the Company granted Hercules a security interest in substantially all of the Borrower’s assets other than certain intellectual property, motor vehicles, real property and certain other interests.  The Loan and Security Agreement also provides for standard indemnification of Hercules and contains representations, warranties and non-financial covenants of the Company.  The Loan Agreement also contains covenants that, among other things, limit the Company’s ability to incur additional indebtedness, transfer assets acquire assets of or merge with another entity and pay dividends to the Company’s shareholders.  Hercules is permitted to participate in the next institutional equity offering by the Company, if any, in an amount up to $1 million on the same terms as other investors in such an offering.

Events of default under the Loan Agreement include    the failure to pay principal or interest payments on time; breach of representations, warranties or covenants;           the occurrence of a material adverse effect on the Borrower, the collateral or the perfection of the security interest, or a material impairment of Borrower’s ability to perform under the Loan Agreement or Hercules’ ability to enforce its rights under the Loan Agreement; certain events involving Borrower’s bankruptcy or insolvency; the occurrence of certain judgments; and the occurrence of certain defaults under other agreements to which Borrower is a party.

The above description of the Loan Agreement does not purport to be a complete statement of the provisions thereof. Such description is qualified in its entirety by reference to the Loan Agreement, which is attached to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit number	Exhibit Description
4.18	Loan and Security Agreement, dated as of June 14, 2013, among Rockwell Medical, Inc., Rockwell Transportation, Inc. and Hercules Technology III, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 20, 2013	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer